Exhibit 23.4







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report dated August 31, 1995 (except with respect to the matters discussed in Note 12, as to which the date is January 19, 1996), on the WellTech, Inc. consolidated financial statements for the years ended December 31, 1994 and 1993 and for the three year period ended December 31, 1994 included in Key Energy Group, Inc.'s Form S-4 registration statement and to all references to our Firm included in or made a part of this registration statement.


                                            /s/ Arthur Andersen, LLP
                                            ARTHUR ANDERSEN, LLP


Houston, Texas
January 19, 1996